Exhibit 4.6
EXCHANGE AND REGISTRATION RIGHTS AGREEMENT
by and between
MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.
EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO
and
GSMP V ONSHORE US, LTD.
GSMP V OFFSHORE US, LTD.
GSMP V INSTITUTIONAL US, LTD.
Dated as of March 25, 2008
Relating to:
$500,000,000
13.25% Senior Secured Second Lien Notes Due 2018

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT
     This Exchange and Registration Rights Agreement (this “Agreement”) is made and entered into as of March 25, 2008, by and among MoneyGram Payment Systems Worldwide, Inc., a Delaware corporation (the “Company”), GSMP V Onshore US, Ltd. an exempted company incorporated in the Cayman Islands with limited liability ( “GSMP Onshore”), GSMP V Offshore US, Ltd. an exempted company incorporated in the Cayman Islands with limited liability (“GSMP Offshore”) and GSMP V Institutional US, Ltd. an exempted company incorporated in the Cayman Islands with limited liability (“GSMP Institutional” and together with GSMP Onshore, GSMP Offshore, the “Initial Purchasers”), who have agreed, subject to the terms and conditions of the Note Purchase Agreement (as defined below), to purchase the Company’s 13.25% Senior Secured Second Lien Notes due 2018 (the “Initial Notes”).
     This Agreement is made pursuant to the Second Amended and Restated Note Purchase Agreement, dated as of March 24, 2008 (the “Note Purchase Agreement”), by and among the Company, Moneygram International, Inc., a Delaware Corporation (“Holdco”), and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Notes (including the Initial Purchasers). In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. As set forth in Section 3.9 of the Note Purchase Agreement, the execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers to purchase and pay for the Initial Notes.
     The parties hereby agree as follows:
SECTION 1.
DEFINITIONS.
     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in, or by reference in, the Note Purchase Agreement. As used herein, the following terms have the meanings specified herein (it being understood that defined terms shall include in the singular number, the plural and in the plural, the singular):
     “Additional Interest” is defined in Section 6 hereof.
     “Additional Interest Payment Date” means March 31, June 30, September 30, and December 31.
     “Advice” is defined in Section 7 hereof.
     “Automatic Shelf Registration Statement” is defined in Section 4.1 hereof.
     “Broker-Dealer” means any broker or dealer registered under the Exchange Act.
     “Consummate” means that the registered Exchange Offer shall be deemed “Consummated” with respect to the Initial Notes for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3.4 hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were validly tendered by Holders thereof pursuant to the Exchange Offer; provided that in no event shall the registered Exchange Offer be deemed Consummated unless and until the Exchange Notes are, upon receipt, transferable by the Holders without restriction under the Securities Act and without material restriction under the blue sky or securities laws of a substantial majority of the States of the United States of America.
     “Effectiveness Target Date” is defined in Section 6 hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Exchange Notes” has the meaning set forth in the Indenture (as defined below).
     “Exchange Offer” means the registration by the Company under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.
     “Exchange Offer Registration Statement” is defined in Section 3.1 hereof.
     “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.
     “Holders” is defined in Section 2.2 hereof.
     “Indemnified Holder” is defined in Section 9.1 hereof.
     “Indenture” means the Indenture, dated as of March 25, 2008 among the Company, as issuer, the Guarantors party thereto and Wells Fargo Bank National Association, a national banking association, as trustee, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.
     “Initial Purchasers” is defined in the preamble hereto.
     “Initial Notes” is defined in the preamble hereto, but only for so long as such securities constitute Transfer Restricted Securities. All references to the “Exchange Notes” include the related Note Guarantees.
     “NASD” means National Association of Securities Dealers, Inc., or any successor entity thereof.
     “Non-Eligible Notes” is defined in Section 4.1 hereof.
     “Note Guarantee” means, with respect to the Notes, the related guarantee by the Guarantors.
     “Notes” means the Initial Notes and the Exchange Notes.
     “Participating Piggy-Back Holders” is defined in Section 5.2 hereof.
     “Person” has the meaning set forth in the Indenture.
     “Piggy-Back Maximum Number” is defined in Section 5.3 hereof.
     “Piggy-Back Registration” is defined in Section 5.1 hereof.

     “Piggy-Back Registration Statement” is defined in Section 5.1 hereof.
     “Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference or deemed incorporated by reference into such Prospectus.
     “Note Purchase Agreement” is defined in the preamble hereto.
     “Record Holder” means, with respect to any Additional Interest Payment Date relating to the Notes on which Additional Interest is to be paid, each Person who is a Holder of Notes on the March 15, June 15, September 15 and December 15 immediately prior to such date.
     “Registration Default” is defined in Section 6 hereof.
     “Registration Demand” is defined in Section 3.1 hereof.
     “Registration Statement” means any Exchange Offer Registration Statement, Piggy-Back Registration Statement or Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
     “Rule 415” means Rule 415 promulgated under the Securities Act, as amended or any similar rule or regulation hereafter adopted by the SEC.
     “Rule 430A” means Rule 430A promulgated under the Securities Act, as amended or any similar rule or regulation hereafter adopted by the SEC.
     “SEC” has the meaning set forth in the Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Shelf Filing Deadline” is defined in Section 4 hereof.
     “Shelf Registration Statement” is defined in Section 4 hereof.
     “Suspension Period” is defined in Section 7.4 hereof.
     “Trigger Date” is defined in the Indenture.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.
     “Transfer Restricted Securities” means each (i) Initial Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or a Piggy Back Registration Statement and (c) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or is eligible for distribution pursuant to Rule 144(k) under the Securities Act, and (ii) Exchange Note issued to a

Broker-Dealer until the date on which such Note has been distributed by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).
     “Underwritten Registration or Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.
SECTION 2.
SECURITIES SUBJECT TO THIS AGREEMENT.
     2.1. Transfer Restricted Securities
     The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.
     2.2. Holders of Transfer Restricted Securities
     A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder” and collectively, the “Holders”) whenever such Person owns Transfer Restricted Securities.
SECTION 3.
REGISTERED EXCHANGE OFFER.
     3.1. At any time on or after the Trigger Date, the Holders of at least a majority in principal amount of the Transfer Restricted Securities may, by written notice (a “Registration Demand”), request that the Company effect a registration under the Securities Act relating to the Exchange Notes pursuant to the Exchange Offer. Thereupon the Company shall use its commercially reasonable efforts to file with the SEC as soon as possible, but in any event no later than one hundred twenty (120) days (excluding any days that occur during a permitted Suspension Period under Section 7.4 hereof) after receipt of such Registration Demand, and thereafter use its reasonable best efforts to cause to be declared effective, a registration statement (an “Exchange Offer Registration Statement”) relating to all Transfer Restricted Securities. The Company shall use its commercially reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 240 days after the Registration Demand is received, and in connection with the foregoing, shall (A) file all pre-effective amendments to such Registration Statement to cause such Registration Statement to become effective, (B) if applicable, file a post effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act, and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer (unless the Exchange Offer would not be permitted by applicable law or SEC policy). The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3.5 below.
     3.2. The Exchange Notes shall be issued under, and entitled to the benefits of, the Indenture.
     3.3. Interest on the Exchange Notes will accrue from the later of (x) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor, or (y) if the Notes are surrendered for exchange on a date on or after the record date for an interest payment date which is scheduled to occur on or after the date of such exchange and as to which interest will be paid, such interest payment date.

     3.4. The Company shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days (as defined in SEC rules) after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes and Holdco Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to 30 Business Days after the Effectiveness Target Date for such Exchange Offer Registration Statement.
     3.5. The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the SEC may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the SEC as a result of a change in policy, rules or regulations after the date of this Agreement.
     3.6. The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 7.3 below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period ending on the earlier of (i) 90 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which all Broker-Dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities.
     3.7. The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 90-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.
SECTION 4.
SHELF REGISTRATION
     4.1. Shelf Registration
     If after the receipt of a Registration Demand (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy, (ii) for any reason the Exchange Offer for the Notes is not Consummated within 30 Business Days after the Effectiveness Target Date of the Exchange Offer Registration Statement for the Notes, or (iii) any Holder of Transfer Restricted Securities (“Non-Eligible Notes”) notifies the Company prior to the 20th day following consummation of the Exchange Offer that

(A) such Holder is prohibited by applicable law or SEC policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, then, upon such Holder’s request, the Company shall
     (x) use commercially reasonable efforts to file a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement and which, to the extent the Company is a well-known seasoned issuer (as defined in Rule 405) will be an automatic shelf registration statement, as defined in Rule 405 (an “Automatic Shelf Registration Statement”), (in either event, the “Shelf Registration Statement”) on or prior to the earliest to occur of (1) the 90th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement as contemplated by clause (i) above, (2) the 90th day after the date 30 Business Days after the Effectiveness Target Date if the Exchange Offer for the Notes is not Consummated as contemplated by clause (ii) above and (3) the 90th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (iii) above (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities (or, in the case of clause (iii), all Non-Eligible Notes) the Holders of which shall have provided the information required pursuant to Section 4.2 hereof; and
     (y) use its commercially reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC at the earliest possible time, but in no event later than the 90th day after the Shelf Filing Deadline.
     The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended (subject to Section 7.4 below) as required by the provisions of Sections 7.2 and 7.3 hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of at least two years following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are eligible for resale pursuant to Rule 144(k)).
     4.2 Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.
     No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement or Piggy-Back Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement, Piggy-Back Registration, Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement or Piggy-Back Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.
PIGGY-BACK REGISTRATION
     5.1. If the Company or any subsidiary of the Company proposes to file on its behalf and/or on behalf of any holders of its debt securities (other than a Holder) a registration statement on any form for the registration of its debt securities (a “Piggy-Back Registration Statement”), it will give written notice to all Holders of Transfer Restricted Securities at least twenty (20) days before the initial filing thereof, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company or such subsidiary. The notice shall offer to include in such filing the aggregate number of Transfer Restricted Securities as such Holders may request (a “Piggy-Back Registration”).
     5.2. Each Holder desiring to have Transfer Restricted Securities registered under this
     Section 5 (“Participating Piggy-Back Holders”) shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company, setting forth the amount of Transfer Restricted Securities for which registration is requested. The Company shall thereupon include or cause to be included in such filing the amount of Transfer Restricted Securities for which registration is so requested, subject to paragraph (c) below, and shall use its commercially reasonable efforts to effect registration of such Transfer Restricted Securities under the Securities Act.
     5.3. If the Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Transfer Restricted Securities requested to be included in the Registration in addition to the securities being registered by the Company would be greater than the total number of securities which can be sold in such offering without delaying or jeopardizing the price, timing or distribution thereof (the “Piggy-Back Maximum Number”), then:
     (i). in the event the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company proposes to register and second, the securities of all other selling security holders, including the Participating Piggy-Back Holders, in a principal amount which together with the securities the Company proposes to register, shall not exceed the Piggy-Back Maximum Number, such amount to be allocated among such selling security holders on a pro rata basis (based on the principal amount of debt securities of the Company held by each such selling security holder); and
     (ii). in the event any holder of debt securities of the Company other than Transfer Restricted Securities initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities such initiating security holder proposes to register, second, the securities of any other selling security holders (including Participating Piggy-Back Holders), in a principal amount which together with the securities the initiating security holder proposes to register, shall not exceed the Piggy-Back Maximum Number, such principal amount to be allocated among such other selling security holders on a pro rata basis (based on the principal amount of debt securities of the Company held by each such selling security holder) and third, any debt securities the Company proposes to register, in a principal amount which together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Piggy-Back Maximum Number.
     5.4. Subject to Section 6 hereof, nothing in this Section 5 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to this Section or to withdraw such registration statement subsequent to its filing and prior to the later of its effectiveness or the release of the Transfer Restricted Securities for public offering by the managing underwriter, in the case of an underwritten public offering, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.
SECTION 6.
ADDITIONAL INTEREST
     If (i) either the Exchange Offer Registration Statement or the Shelf Registration Statement required by Sections 3 and 4 are not filed with the SEC on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the SEC on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (iii) unless the Exchange Offer shall not be permissible under applicable law or SEC policy, the Exchange Offer has not been Consummated (except with respect to Non-Eligible Notes) within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by Sections 3 and 4 is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (except as a result of a Suspension Notice for a period not to exceed that permitted by Section 7(d) below) without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within 30 days after filing (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by an additional 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum in the aggregate for all Registration Defaults (“Additional Interest”). Following the cure of all Registration Defaults relating to any Transfer Restricted Securities (or at such time as any Note ceases to be a Transfer Restricted Security), Additional Interest payable with respect to the relevant Transfer Restricted Securities will cease; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.
     All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.
     All accrued Additional Interest shall be paid to the Record Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Additional Interest Payment Date, as more fully set forth in the Indenture and the Initial Notes.
     The obligation of the Company to pay Additional Interest in the case of any Registration Default shall be the sole and exclusive monetary remedy of the Initial Purchasers and the Holders for any such Registration Default.
SECTION 7.
REGISTRATION PROCEDURES
     7.1. Exchange Offer Registration Statement
          (a) In connection with each Exchange Offer, the Company shall comply with all of the provisions of Section 7.3 below and shall use its commercially reasonable efforts to effect such exchange and to permit the resale of Notes by Broker-Dealers that tendered in the Exchange Offer Initial

Notes that such Broker-Dealers acquired for their own account as a result of market making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof.
          (b) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer (C) it is acquiring the Exchange Notes in its ordinary course of business and (D) if such Holder is a Broker-Dealer, it has acquired the Exchange Notes as a result of market-making activities or other trading activities and will comply with the applicable provisions of the Securities Act. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder will be required to acknowledge and agree that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company.
     7.2. Shelf Registration Statement
     In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 7.3 below and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible prepare and file with the SEC a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.
     7.3. General Provisions
     In connection with any Registration Statement (except such subsections that specifically apply to only certain Registration Statements) and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company shall:
          (a) except during a Suspension Period and except as otherwise provided in Section 5.4, use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3, 4 or 5 of this Agreement (except as otherwise provided herein), as applicable (subject to Section 7.4 below); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter;
          (b) except during a Suspension Period, prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 and 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
          (c) in the case of a Shelf Registration Statement or Piggy-Back Registration Statement, advise the underwriters, if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (1) when the Prospectus or any prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (2) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (3) except during a Suspension Period, of the existence of any fact or the happening of any event that makes any statement of a material fact made in such Registration Statement, the Prospectus, any amendment or supplement thereto, any Free Writing Prospectus or any document incorporated by reference in any of the foregoing untrue, or that requires the making of any additions to or changes in such Registration Statement or the Prospectus or Free Writing Prospectus in order to make the statements therein in the circumstances in which they were made not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of such Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
          (d) in the case of a Shelf Registration Statement or Piggy-Back Registration Statement, furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriters, if any, before filing with the SEC, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement) or any Free Writing Prospectus, which documents will be subject to the review of such Holders and underwriters in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or Free Writing Prospectus or any amendment or supplement to any such Registration Statement or Prospectus or Free Writing Prospectus (including all such documents incorporated by reference in any of the foregoing) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement or Free Writing Prospectus, as applicable, as proposed to be filed, contains an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading;
          (e) in the case of a Shelf Registration Statement or Piggy-Back Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into such Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriters, if any, make available representatives of the Company for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriters, if any, reasonably may request;
          (f) in the case of a Shelf Registration Statement or Piggy-Back Registration Statement, make available at reasonable times for inspection by the Initial Purchasers, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;
          (g) except during a Suspension Period, if requested by any selling Holders or the underwriters, if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriters, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
          (h) in the case of a Shelf Registration Statement or Piggy-Back Registration Statement, furnish to each selling Holder, each Broker-Dealer that holds Notes and each of the underwriters, if any, without charge, at least one copy of such Registration Statement, as first filed with the SEC, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);
          (i) in the case of a Shelf Registration Statement or Piggy-Back Registration Statement, deliver to each selling Holder, each Broker-Dealer that holds Notes and each of the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto and any Free Writing Prospectus prepared by the Company and filed by the Company pursuant to Rule 433(d) of the Securities Act by each of the selling Holders and each of the underwriters, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (j) in the case of a Shelf Registration Statement or Piggy-Back Registration Statement, enter into such commercially reasonable agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to such Registration Statement as contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall, in the case of a Shelf Registration Statement:
(A)	furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon effectiveness of the Shelf Registration Statement:
(1)	a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of the Company, confirming, as of the date thereof, (i) that no Material Adverse Effect has occurred, (ii) that the representations and warranties made by the Company in the Note Purchase Agreement are true and correct with the same effect as though expressly made on such date, and (iii) the Company has complied with all covenants and agreement on its part to be performed or complied with prior to such date, and such other matters as such parties may reasonably request;

(2)	an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company, covering matters as such Initial Purchasers may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the selling Holders’ representatives and the selling Holders’ counsel in connection with the preparation of such Registration Statement and the related Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the statements included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

(3)	in the case of an underwriter, a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B)	set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 9 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)	deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x), if any.
     If at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchasers and the underwriters, if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;
     (k) in the case of a Shelf Registration Statement or Piggy-Back Registration Statement, prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriters may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (A) register or qualify as a foreign corporation where it is not then so qualified, (B) make any changes to its organizational documents or (C) take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to such Registration Statement, in any jurisdiction where it is not then so subject;
     (l) shall issue, upon the request of any Holder of Initial Notes covered by the Exchange Offer Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchasers of such Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation;
     (m) in the case of a Shelf Registration Statement or Piggy-Back Registration Statement, cooperate with the selling Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriters, if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriters;
     (n) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (viii) above;
     (o) except during a Suspension Period, if any fact or event contemplated by clause (c)(iii)(C) above shall exist or have occurred, (i) prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any documents incorporated therein by reference or (ii) file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, neither the Prospectus nor any document incorporated by reference therein will contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances in which they were made not misleading;
     (p) provide a CUSIP number for all registered Securities not later than the effective date of such Registration Statement and provide the Trustee under the Indenture with printed certificates for the registered Securities which are in a form eligible for deposit with the Depositary Trust Company;
     (q) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;
     (r) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such Registration Statement; and
     (s) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.
     Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 7.3(c)(3) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7.3(o) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended (but not beyond the date on which all Broker-Dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities (in the case of Section 3) or the date when all the Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are eligible for resale pursuant to Rule 144(k) (in the case of Section 4)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.3(c)(3) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 7.3(o) hereof or shall have received the Advice. Each Holder further agrees by acquisition of a Transfer Restricted Security that it will not, without, in each case, the prior written consent of the Company, use, authorize use of, refer to, participate in the planning for use of, any Free Writing Prospectus in connection with the offer or sale of any Notes.
     7.4. The Company will have the ability to withdraw, delay the filing of or suspend any Exchange Offer Registration Statement or Shelf Registration Statement required to be filed and kept effective pursuant this Agreement (a “Suspension Period”), if the Company’s Board of Directors determines, in their reasonable business judgment, upon advice of counsel, that the filing, continued effectiveness or use of such Registration Statement would require the disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving the Company. A Suspension Period shall commence on and include the date that the Company gives notice that of the Board of Directors’ determination with respect to such Registration Statement would cause material is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Transfer Restricted Securities covered by such Registration Statement and continue until holders of such Transfer Restricted Securities either receive the copies of the supplemented or amended prospectus contemplated by Section 7.3 above or are advised in writing by the Company that use of the Prospectus may be resumed. The Company will not be permitted to exercise its rights under this paragraph more than twice in any twelve-month period with respect to the Notes, and any such suspensions with respect to the Notes may not exceed 90 days in the aggregate during any twelve month period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Transfer Restricted Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Transfer Restricted Securities that were to be registered to the Company within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Suspension Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Transfer Restricted Securities are entitled pursuant to this Agreement). If such Registration Statement is withdrawn, upon receipt of any notice of a Suspension Period, the Holders shall forthwith discontinue use of the prospectus contained in such Registration Statement and, if so directed by the Company, such Holders shall deliver to the Company all copies, other than permanent file copies, of the prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice.
SECTION 8.
REGISTRATION EXPENSES
     8.1. All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offers and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to Section 8.2 below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). Additionally, if the Company files an Automatic Shelf Registration Statement and does not pay the filing fee covering the Transfer Restricted Securities at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Transfer Restricted Securities are to be sold.
     The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.
     8.2. In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Holders of Transfer Restricted Securities being registered pursuant to such Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared. In connection with any Piggy Back Registration Statement required by this Agreement, the Company will pay the reasonable fees and disbursements of counsel for the Holders, which may be the same counsel as counsel for the Company.
SECTION 9.
INDEMNIFICATION
     9.1. The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus prepared by the Company and filed by the Company pursuant to Rule 433(d) of the Securities Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, except insofar as such losses, claims, damages, liabilities or expenses (x) are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein or (y) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Free Writing Prospectus used or distributed by any Holder, agent or underwriter without the prior written consent of the Company. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.
     In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company shall be liable for any settlement of any such action or proceeding effected with the Company’s prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.
     9.2. Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers of the Company who sign a Registration Statement, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person (each a “Company Indemnified Person”), to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information (i) relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or (ii) contained in a Free Writing Prospectus used or distributed by such Holder without the prior written consent of the Company. If any action or proceeding shall be brought against a Company Indemnified Person for which such Company Indemnified Person is entitled to indemnification from a Holder of Transfer Restricted Securities under this paragraph 9.2 (i) such Holder shall have the same rights and duties given to the Company in paragraph 9.1 above and (ii) such Company Indemnified Party shall have the rights and duties given to each Holder in paragraph 9.1 above. Notwithstanding the foregoing, in no event shall the liability of any Holder be greater in amount than the dollar amount of proceeds (net of payment of all expenses) received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation.
     9.3. If the indemnification provided for in this Section 9 is unavailable to an indemnified party under Section 9.1 or Section 9.2 hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company or such other Company Indemnified Party, as applicable, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company or such other Company Indemnified Party, as applicable, on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such other

Company Indemnified Party or by the Indemnified Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9.2 and the second paragraph of Section 9.1, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 9.3 are several in proportion to the respective principal amount of Notes held by each of the Holders hereunder and not joint. Notwithstanding the foregoing, in no event shall the liability of any Holder be greater in amount than the dollar amount of proceeds (net of payment of all expenses) received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation.
SECTION 10.
PARTICIPATION IN UNDERWRITTEN REGISTRATIONS
     No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.
SECTION 11.
SELECTION OF UNDERWRITERS
     The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.
SECTION 12.
MISCELLANEOUS
     12.1. Remedies
     The Company hereby agrees that, subject to Section 6 hereof, monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this

Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
     12.2. No Inconsistent Agreements
     The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.
     12.3. Adjustments Affecting the Notes
     The Company will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.
     12.4. Amendments and Waivers
     The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities affected thereby. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to an Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.
     12.5. Notices
     All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:
(i)	if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)	if to the Company:

MoneyGram Payment Systems Worldwide, Inc., 1550 Utica Avenue South Suite 100 Minneapolis, MN 55416 Facsimile No.: (952) 591-3865 Attention: Chief Financial Officer

With a copy to: Kirkland & Ellis LLP Citigroup Center

153 East 53rd Street New York, NY 10022-4611, Facsimile No.: (212) 446-6600 Attention: Ashley Gregory, Esq.
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
     12.6. Successors and Assigns
     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and not in violation of the terms of this Agreement, the Note Purchase Agreement or the Indenture.
     12.7. Counterparts
     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     12.8. Headings
     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     12.9. Governing Law
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
     12.10. Severability
     In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     12.11. Entire Agreement
     This Agreement together with the other Transaction Documents (as defined in the Note Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.
By: /s/ David J. Parrin

Name: David J. Parrin
Title: Executive Vice President and Chief Financial Officer

MONEYGRAM INTERNATIONAL, INC.
By: /s/ David J. Parrin

Name: David J. Parrin
Title: Executive Vice President and Chief Financial Officer

MONEYGRAM PAYMENT SYSTEMS, INC.
By: /s/ David J. Parrin

Name: David J. Parrin
Title: Executive Vice President and Chief Financial Officer

MONEYGRAM INVESTMENTS, LLC
By: /s/ David J. Parrin

Name: David J. Parrin
Title: Executive Vice President and Chief Financial Officer

FSMC, INC.
By: /s/ David J. Parrin

Name:
Title:

PROPERTYBRIDGE, INC.

By:	/s/ David J. Parrin

Name:	David J. Parrin
Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM OF NEW YORK LLC

By:	/s/ David J. Parrin

Name:	David J. Parrin
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ David J. Parrin

Name:	David J. Parrin
Title:	Executive Vice President and Chief Financial Officer

     The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

GSMP V ONSHORE US, LTD.

By:	/s/ Bradley Gross

Name:	Bradley Gross
Title:	Managing Director and Vice President

GSMP V OFFSHORE US, LTD.

By:	/s/ Bradley Gross

Name:	Bradley Gross
Title:	Managing Director and Vice President

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ Bradley Gross

Name:	Bradley Gross
Title:	Managing Director and Vice President